                                                                    Exhibit 10.3


                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made and entered into as of October 10, 1997, by and among The GSI Group, Inc., a Delaware corporation ("GSI"), David Manufacturing Co., an Iowa corporation ("DMC"), David Service Company, a ____________ corporation ("DSC") (DMC and DSC are individually referred to as the "Company" and collectively on a joint and several basis as the "Companies"), and the shareholders of DMC and DSC (the "Shareholders").
GSI, DMC, DSC and the Shareholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     A. The Shareholders own all of the issued and outstanding capital stock of the Companies (the "Shares") and desire to sell, and GSI desires to acquire, all of such Shares upon the terms and subject to the conditions set forth in this Agreement.

                                 1.  AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

                             2.  PURCHASE AND SALE

     2.1 Purchase and Sale. Subject to the provisions of this Agreement, GSI will purchase, and the Shareholders will sell, transfer and assign to GSI, the number of Shares set forth opposite such Shareholders' names on the signature page, which Shares constitute 100% of the issued and outstanding shares of capital stock of the Companies as of the Closing Date, for $7,806.29 per share (the "Purchase Price").

     2.2 Payment. The Purchase Price shall be payable to the Shareholders in accordance with their share ownership at Closing by certified or bank cashier's check.

     2.4  Closing.

          (a) Closing Date. The Closing of the purchase and sale of the Shares and the other transactions contemplated

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               hereby (the "Closing") will take place commencing at 10:00 a.m.
               on November 7, 1997, or as soon as practicable thereafter, at the offices of the Company, unless another time, date or place is agreed to by the Parties. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

          (b)  Closing Deliveries.

               (i) At the Closing, the Shareholders and the Companies, as applicable, will deliver or cause to be delivered to GSI the following items:

                    (A) certificates evidencing the Shares, together with an assignment separate from certificate or duly endorsed in a form sufficient to effect the transfer thereof to GSI;

                    (B) all of the third-party consents and approvals set forth on Exhibit A hereto, in form and substance satisfactory to GSI, without payment by or liability to any Company;

                    (C) for each Company (i) a copy of the director and shareholder resolutions by which all corporate actions on the part of such Company necessary to approve this Agreement were taken, certified by the Secretary of such Company; (ii) an incumbency certificate signed by an officer or officers of such Company certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto; (iii) a copy of such Company's Certificate or Articles of Incorporation, as amended to date, certified by the Secretary of State of Iowa or other appropriate governmental agency; and (iv) good standing certificates for such Company, issued as of a recent date, by the appropriate governmental agency for such Company's state of incorporation and for each other jurisdiction, if any, in which such Company is required to be

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                         qualified to do business as a foreign corporation;

                    (D) such other certificates, documents and/or instruments as GSI may reasonably request.

               (ii) At the Closing, GSI will deliver or cause to be delivered to the Shareholders or other appropriate person the following items:

                    (A)  the Purchase Price

                    (B) such other certificates, documents and/or instruments as the Shareholders may reasonably request.


                      3.  REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Shareholders. Each Shareholder hereby severally represents and warrants to GSI that all of the statements contained in this Section 3.1 are correct and complete with respect to such Shareholder as of the date of this Agreement, and hereby covenants that all such statements will be correct and complete with respect to such Shareholder as of the Closing Date.

     (a) Such Shareholder has good and marketable title to the Shares set forth opposite his name on the signature page hereto, free and clear of any and all interests, option or rights of any nature.

     (b) Such Shareholder has the full right, power and authority to execute and deliver this Agreement and all other agreements entered into in connection herewith (the "Related Agreements") by such Shareholder, if any, and to perform such Shareholder's obligations hereunder and thereunder. This Agreement and the Related Agreements to which each Shareholder is a party constitute the valid and legally binding obligations of such Shareholder enforceable against such Shareholder in accordance with their respective terms.

     (c) Such Shareholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Shareholder, or the sale of the

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

          Shareholder's Shares pursuant hereto.

     3.2 Representations and Warranties Concerning the Companies. The Companies and the Shareholders hereby jointly and severally represent and warrant to GSI that all of the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement, and hereby covenant that said statements will be correct and complete as of the Closing Date.

     (a) Organization, Qualification and Corporate Power. Each Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each Company has all requisite corporate power and authority to carry on the respective businesses in which they are engaged and to own and use the respective properties owned and used by each of them. True and correct copies of each Company's Certificate of Incorporation and By-laws, in each case as amended to date, have been delivered to GSI. Each Company is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified, would not individually or in the aggregate, have a material adverse effect.

     (b) Authorization of Transaction. Each Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the immediately preceding sentence, the Board of Directors of each Company has duly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each Company. This Agreement constitutes the valid and legally binding obligation of each Company enforceable against it in accordance with its terms.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate or conflict in any way with any applicable statute, regulation, law, rule, common law doctrine, judgment, order, decree, stipulation, injunction, charge or other restriction of any governmental body, governmental agency or court to which any Company is subject or any provision of the Certificate of Incorporation or By-laws of any Company or result in the creation of any Security Interest upon any assets of any Company pursuant to the terms thereof, or (iii) conflict with, result in a breach of, constitute a default under (with or without notice of lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice under, or result in the creation of any security interest upon any asset of any Company pursuant to the terms of, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture agreement for borrowed money, instrument of indebtedness, security interest or other arrangement to which any Company is a party or by which any Company is bound or to which any of its assets are subject. None of the Companies are required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the Parties to consummate and the transactions contemplated by this Agreement and in order that such transactions not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any Company's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit.

     (d) Capitalization. Exhibit B sets forth (i) the number of authorized shares of capital stock of each Company, (ii) the number of issued and outstanding shares of capital stock of each Company, all of which are owed by the Shareholders and the names, addresses and social security numbers of and number of shares held by each Shareholder, and (iii) all of the current directors and officers of each Company. No Company has ever authorized, offered, sold or issued capital stock other than Company Common.

     (e) No Subsidiaries. None of the Companies owns or controls any direct or indirect equity interest or participation in any corporation, partnership, limited liability company, trust, or other business association or Subsidiary.

     3.3 Representations and Warranties of GSI. GSI hereby represents and warrants to the Companies and the Shareholders that the statements contained in this Section 3.3 are correct and complete as of the date of this Agreement and GSI hereby covenants that said statements will be correct and complete as of the Closing Date (as though then made and as though the Closing Date were substitute for the date of this Agreement throughout this Section 3.3).


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

     (a) Organization. GSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     (b) Authorization of Transaction. GSI has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the prior sentence, the Board of Directors of GSI has duly authorized the execution, delivery and performance of this Agreement by GSI and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of GSI, enforceable it in accordance with its terms.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine, (ii) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which GSI is subject or any provision of its Certificate of Incorporation or By-Laws, or (iii) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which GSI is a party or by which either of them is bound or to which any of their respective assets are subject, except where such violations, conflicts, breaches, defaults or other events materially delay the consummation of the transactions contemplated hereby. GSI is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the transactions contemplated by this Agreement and in order that such transactions shall not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of GSI's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit, except for approval,

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

          deemed approval or expiration of all applicable waiting periods under the HSR Act.

                                 4.  CONDITIONS

     4.1 Conditions to Obligation of GSI. The obligations of GSI to consummate the transactions contemplated hereby are subject to satisfaction at or prior to the Closing Date of the following conditions:

     (a) The representations and warranties set forth in Sections 3.1 and 3.2 shall be true and correct at and as of the Closing Date;

     (b) Each of the Companies and the Shareholders shall have performed and complied with all of their respective covenants hereunder through the Closing Date;

     (c) Each of the deliveries contemplated by Section 2.4(b)(i) shall have been made.

     (d) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any United States, state, local or foreign jurisdiction, to which any of the Parties is a party which would prevent or inhibit the consummation of the transaction contemplated hereby or seek to impose any liability on any Party as a result of the consummation of the transactions contemplated hereby, and all necessary regulatory approvals (including under the HSR Act) shall have been obtained.

     (e) The Shareholder Agreement shall have terminated by a written instrument satisfactory in form and substance to GSI and its counsel;

     (f) GSI shall have obtained financing satisfactory to it in its sole discretion for the consummation of the transactions contemplated hereby and GSI shall have completed its due diligence investigation and been satisfied with the results thereof.

GSI may waive any condition, in whole or in part, specified in this Section 4.1 if it executes a writing so stating at or prior to the Closing Date.

     4.2  Conditions to Obligations of the Companies and the

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Shareholders. The obligations of the Companies and the Shareholders to consummate the transactions contemplated hereby are subject to satisfaction at or prior to the Closing Date of the following conditions:

     (a) The representations and warranties set forth in Section 3.3 above shall be true and correct at and as of the Closing Date;

     (b) GSI shall have performed and complied with all of its covenants hereunder through the Closing Date;

     (c) Each of the deliveries contemplated by Section 2.4(b) (iii) shall have been made;

     (d) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any United States, state, local or foreign jurisdiction, to which any of the Parties is a party which would prevent or inhibit the consummation of the transaction contemplated hereby or seek to impose any liability on any Party as a result of the consummation of the transactions contemplated hereby, and all necessary regulatory approvals (including under the HSR Act) shall have been obtained.

The Shareholders may waive, in whole or in part, any condition specified in this
Section 4.2 if it executes a writing so stating at or prior to the Closing Date.

                           5.  ADDITIONAL AGREEMENTS

     5.1  Pre-Closing Covenants.

     (a) Exclusivity. The Companies and the Shareholders agree that they will not (i) engage in discussions with, or solicit or provide information to, any third party, other than GSI and its agents, employees, affiliates and professional advisors with a view to the acquisition by any third party of either the common stock of either Company or its business or assets (other than products sold in ordinary course of business) and (ii) they will not authorize or permit any Affiliate, officer, employee, representative, advisor or agent to do anything prohibited by clause (i) above.

     (b)  Real Property Matters.  By the Closing Date, GSI will have

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          obtained (i) a commitment for an ALTA Form B Owner's Title Insurance
          Policy for real property owned by the Companies on the date hereof (the "Owned Real Property") issued by Chicago Title Insurance Company or other title insurer or insurers reasonable acceptable to GSI (the "Title Insurer"), providing for full extended coverage over all general title exceptions contained in such policies and containing a waiver of the creditors' rights exception and a 3.1 zoning endorsement (with parking) (the "Title Commitment"), and (ii) a current survey of the Owned Real Property prepared by a surveyor licensed by the state or province in which the Owned Real Property is located and certified to GSI and the Title Insurer prepared in accordance with the "Minimum Standard Detailed Requirements for ALTA/ACSM Land Title Surveys" (the "Survey"), containing such information and detail as are sufficient to obtain extended title insurance coverage other survey exceptions to the Title Policy (defined below) and containing a flood zone certification. At the Closing, the Companies shall execute and deliver such affidavits of title, ALTA statements broker's affidavits, GAP undertakings and other similar documents, and take such other action, as may be necessary to cause the Title Insurer to issue to GSI as of the Closing Date an owner's title insurance policy pursuant to and in accordance with the Title Commitment (the "Title Policy") insuring fee simple title to the Owned Real Property in an amount equal to the fair market value of such Owned Real Property. The Companies and the Shareholders shall cooperate with GSI and take all such actions as may be reasonably necessary to remove any exceptions to title shown in the Title Commitment and any encroachments or other survey defects shown in the Survey and to obtain such endorsements to the Title Policy, as GSI may have reasonably requested prior to the Closing Date. The costs of issuing the Survey, the Title Policy and all endorsements thereto required pursuant to this Agreement shall be borne by GSI. In addition, the Company shall take all actions and execute all documents necessary to cause the Owned Real Property to be free and clear of all liens and encumbrances, except those reasonably permitted by GSI.

     (c) Conduct of Business. Until the Closing Date, the Companies and the Shareholders shall use their best efforts to maintain their respective relationships with and preserve the goodwill of, employees, agents, distributors, franchisees, licensees, customers, suppliers and others having business dealings with them.

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     (d)  Pre-Closing Activities. Prior to the Closing Date, the Companies and
          the Shareholders shall, with the cooperation of GSI where appropriate, use their best efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party, including their landlords and lenders required to be obtained or made by them in connection with the transactions contemplated by this Agreement and the Related Agreements.

     (e) Investigation. The Companies shall afford to GSI free and full access, during normal business hours and upon reasonable prior notice, to the offices, plants, properties, books and records of the Companies in order that GSI may have full opportunity to make such investigations of the business, operations, assets, properties and legal and financial condition of the Companies as GSI deems reasonably necessary or desirable and the officers of the Companies shall furnish GSI with such additional financial and operating data and other information relating to the business operations, assets, properties and legal and financial condition of the Companies as GSI shall from time to time reasonably request.

     5.2 Waiver and Release. Each Shareholder, on behalf of himself and his heirs, executors, administrators, successors and assigns (with respect to each Shareholder, the "Releasing Parties"), irrevocably and unconditionally waives and releases any and all rights with respect to, and releases, forever acquits and discharges each and all of the Companies, the Companies' shareholders, directors, officers, employees, agents and other representatives, and their respective heirs, executors, administrators, successors and assigns ("Released Parties") with respect to, each and all claims, demands, charges, complaints, obligations, causes of action, suits, liabilities, indebtedness, sums of money, covenants, agreements, instruments, contracts (written or oral, express or implied), controversies, promises, fees, expenses (including attorneys' fees, costs and expenses), damages and judgments, at law or in equity, in contract or tort, in United States, state, foreign or other judicial, administrative, arbitration or other proceedings, of any nature whatsoever, known or unknown, suspected or unsuspected, previously, now or hereafter arising, in each case which arise out of, are based upon or are connected with facts or events occurring or in existence on or prior to the date of the Closing ("Released Claims"). Each Shareholder further represents and warrants that he has not assigned or otherwise transferred any right or interest in or to any of the Released Claims. This Section

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5.3 shall not apply to Claims by Shareholders or Shareholders solely against another Shareholder (other than GSI) for which neither GSI nor the Company can have any liability for actions or omissions prior to the Closing Date.

     5.3 Indemnification. Subject to Section 5.4(b), each Shareholder shall, severally and not jointly, indemnify, defend and hold the Acquiring Parties harmless, from and against the entirety of any adverse consequences GSI may suffer, sustain or become subject to, up to their pro rata percentage of the Purchase Price, through and after the date of the claim for indemnification, resulting from, arising out of, relating to, in the nature of, or caused by any breach of inaccuracy of any of the representations and warranties set forth in
Section 3.1 of the Agreement made by such Shareholder or any covenants made by such Shareholder in this Agreement.

                                6.  TERMINATION

     6.1 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing
Date:

     (a) By mutual consent duly authorized by the Board of Directors of GSI, the Shareholders and the Board of Directors of the Company;

     (b) By either GSI or the Company if the Closing has not been consummated on or before December 31, 1997 (the "Termination Date"), or such later date as GSI, the Shareholders and the Company may agree to in writing, except that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any Party whose failure, under this Agreement, to perform any material obligation or to fulfill any material obligation within the control of such Party has been the proximate cause of, or resulted in, the failure of the transactions referenced herein to be consummated on or before that date;

     (c)  By GSI, if:

          (i) Events occur that render one or more of the conditions to the obligations of GSI set forth in Section 4.1 impossible of satisfaction, and such condition or conditions is not waived by GSI; or

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          (ii) A material breach by the Companies or the Shareholders of any representation, warranty, covenant or agreement in this Agreement occurs and is not cured as soon as reasonably practicable (but in no event later than thirty (30) days) after written notice thereof is given to the Company.

     (d)  By the Companies, if:

          (i) Events occur that render one or more of the conditions to the obligations of the Companies and the Shareholders as set forth in
               Section 4.2 impossible of satisfaction, and such condition or conditions is not waived by the Company and the Shareholders, or

          (ii) A material breach by GSI of any representation, warranty, covenant or agreement in this Agreement occurs and is not cured as soon as reasonably practicable (but no later than thirty (30) days) after written notice thereof is given to GSI.

     6.2 Notice of Termination. Any Party desiring to terminate this Agreement pursuant to Section 6.1 shall give prompt written notice of such termination to the other Parties.

     6.3 Default; Remedies. In the event that a Party refuses to consummate the transactions contemplated by this Agreement or if any default under, or breach of any representation, warranty or covenant of, this Agreement on the part of a Party (the "Defaulting Party") (which remains uncured after the cure period set forth above) shall have occurred that results in the failure to consummate the transactions contemplated hereby, the non-Defaulting Party shall be entitled to seek and obtain specific performance pursuant to Section 6.4 or to seek and obtain money damages from the Defaulting Party plus the non-Defaulting Party's court costs and reasonable attorneys' fees in connection with the pursuit of its remedies hereunder. For purposes of this Section 6.3 and Section 6.4, the Companies and the Shareholders shall collectively on a joint and several basis be considered one Party.

     6.4 Specific Performance. In the event that any Party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under, or breach of any representation, warranty or covenant of this Agreement on the party of the Defaulting Party (which remains uncured after the cure period set forth above) shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other

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remedies provided herein, the non-Defaulting Party may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction. In addition, the non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder. As a condition to seeking specific performance hereunder, GSI shall not be required to have tendered the Purchase Price but shall be ready, willing and able to do so.

                               7.  MISCELLANEOUS

     7.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     7.2 Entire Agreement. This Agreement (including the other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes the letter of intent between GSI, the Company and certain of the Shareholders dated September 15, 1997.

     7.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party's rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that GSI may assign their respective rights and obligations hereunder to any of their Affiliates.

     7.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     7.5 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one day after receipt or electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail), or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the

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intended recipient as set forth below:



     If to the Company:             With a Copy to:
     ------------------             ---------------

     David Manufacturing Co.        Laird, Heiny, McManigal,
     1600 12th Street N.E.          Winga, Duffy & Stambaugh,
     Mason City, Iowa 50401         P.L.C.
     FAX:___________________        Norwest Center
     Attn:___________________       10 N. Washington, Suite 300
                                    Mason City, Iowa 50402-1567
                                    FAX: 515-423-5310
                                    Attn: Gerald M. Stambaugh

If to the Shareholders, c/o:
----------------------------

David Manufacturing Co.
1600 12th Street N.E.
Mason City, Iowa 50401
FAX:___________________
Attn:___________________

If to GSI:
----------

The GSI Group, Inc.
1004 East Illinois Street
Assumption, Illinois 62510
FAX: 217-226-4439
Attn: Craig Sloan, Chief
     Executive Officer

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

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     7.7  Amendments and Waivers. No amendment of any provision of this
Agreement shall be valid unless the same shall be in writing and signed by GSI, the Companies and the Shareholders. No waiver of any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

     7.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provision hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction.

     7.9 Expenses. Except as otherwise explicitly provided in this Agreement, each of GSI and the Shareholders will bear his or its own direct and indirect costs and expenses (including fees and expenses of legal counsel, investment bankers, or other representatives or consultants) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

     7.10 Counterpart Signature Pages of Shareholders. This instrument is executed by Shareholders on one or more Counterpart Signature Pages and all Signature Pages taken together shall constitute a part of same instrument.

     IN WITNESS WHEREOF, the Parties hereto have executed this Plan and Agreement as of the date first above written.

                                       GSI:

                                       THE GSI GROUP, INC.

                                       By: /s/ Craig Sloan
                                           --------------------------------

                                       Name: Craig Sloan
                                             ------------------------------

                                       Title: CEO
                                              -----------------------------

                                       THE COMPANIES:

                                       DAVID MANUFACTURING CO.

                                       By: /s/ Wesley J. Cagle
                                           --------------------------------

                                       Name: Wesley J. Cagle
                                             ------------------------------

                                       Title: PRES/CEO
                                              -----------------------------





                                       DAVID SERVICE CO.

                                       By: /s/ Wesley J. Cagle
                                           --------------------------------

                                       Name: Wesley J. Cagle
                                             ------------------------------

                                       Title: PRES/CEO
                                              -----------------------------

THE SHAREHOLDERS:
-----------------

/s/ Dale Arnold                         /s/ Kirk Kraft
-----------------------------           ----------------------------
Dale Arnold (100 shares)                Kirk Kraft (5 shares)

                                        /s/ Tim Miller
-----------------------------           ----------------------------
Merlin Bartz (1 share)                  Tim Miller (15 shares)

/s/ Orland Bartz                        /s/ Gary Pangburn
-----------------------------           ----------------------------
Orland Bartz (50 shares)                Gary Pangburn (10 shares)

/s/ Keith Braun                         /s/ Jerald Petznick
-----------------------------           ----------------------------
Keith Braun (485 shares)                Jerald Petznick (1 share)

/s/ Randy Brooks                        /s/ Brian Quam
-----------------------------           ----------------------------
Randy Brooks (41 shares)                Brian Quam (35 shares)

/s/ Donald Brown                        /s/ Darwin Rader
-----------------------------           ----------------------------
Donald Brown (3 shares)                 Darwin Rader (1 share)

/s/ Wesley J. Cagle                     /s/ Eva Schnabel
-----------------------------           ----------------------------
Wesley J. Cagle (481 shares)            Eva Schnabel (13 shares)

/s/ John Calvert                        /s/ Scott Shoars
-----------------------------           ----------------------------
John Calvert (45 shares)                Scott Shoars (25 shares)

/s/ Rodney Carlson                      /s/ Larry Stille
-----------------------------           ----------------------------
Rodney Carlson (1 share)                Larry Stille (100 shares)

                                        /s/ Steven Swartwood
-----------------------------           ----------------------------
Lynn Ebert (10 shares)                  Steven Swartwood (10 shares)

/s/ John Egge                           /s/ Lloyd Vollmers
-----------------------------           ----------------------------
John Egge  (200 shares)                 Lloyd Vollmers (130 shares)

/s/ Curt Floy                           /s/ Robert Wilde
-----------------------------           ----------------------------
Curt Floy (50 shares)                   Robert Wilde (50 shares)

/s/ Gregory Gardner                     /s/ Ronald Winters
----------------------------            ----------------------------
Gregory Gardner (30 shares)             Ronald Winters (10 shares)

/s/ Steve Goche                         /s/ Stephen A. Wolfe
-----------------------------           ----------------------------
Steve Goche (20 shares)                 Stephen A. Wolfe (486 shares)

/s/ Ronald Hawkins                      /s/ David M. Murphy
-----------------------------           ----------------------------
Ronald Hawkins (50 shares)              David M. Murphy (7 shares)